Exhibit 23.3
Consent of KeyBanc Capital Markets Inc.
     We hereby consent to the inclusion of our opinion letter dated June 4, 2007 to the Board of Directors of First Citizens Banc Corp (“First Citizens”) as Appendix D to the Prospectus/Proxy Statement of First Citizens and Futura Banc Corp. (“Futura”), relating to the proposed merger of Futura with and into First Citizens, which Prospectus/Proxy Statement is part of the Registration Statement on Form S-4 of First Citizens, and to the references to our firm and such opinion therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Cleveland, Ohio September 6, 2007	KeyBanc Capital Markets Inc. /s/ KeyBanc Capital Markets Inc.